Exhibit (d)(4)
March 14, 2008
ABN AMRO Asset Management, Inc.
161 North Clark Street, 9th Floor
Chicago, IL 60601

Re:	Investment Advisory Agreement with ABN AMRO Asset Management, Inc.
dated February 28, 2008 (the “Investment Advisory Agreement”)
Ladies and Gentlemen:
     Pursuant to the Investment Advisory Agreement, we are hereby providing notification of the addition of ABN AMRO Money Market Fund (the “Fund”), as an existing series of the Aston Funds. Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the Fund.
     By acknowledging below, you agree to render the investment advisory and management services to the Fund under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS
By:	/s/ Gerald F. Dillenburg
	Name:	Gerald F. Dillenburg
Its: Senior Vice President, Secretary, and Treasurer

Accepted this 14th day
of March, 2008

ABN AMRO ASSET MANAGEMENT, INC.
By:	/s/ Brian Lord
Name: Brian Lord
Its: SVP

SCHEDULE A

Fund	Effective Date	Initial Term
Aston/ABN AMRO Investor Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Government Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Institutional Prime Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Tax Exempt Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Treasury Money Market Fund	February 28, 2008	December 31, 2009
ABN AMRO Money Market Fund	March 14, 2008	December 31, 2009

SCHEDULE B

Fund	Annual Fee Rate
Aston/ABN AMRO Investor Money Market Fund	0.40% of the Fund’s average daily net assets
ABN AMRO Government Money Market Fund	0.20% of the Fund’s average daily net assets
ABN AMRO Institutional Prime Money Market Fund	0.10% of the Fund’s average daily net assets
ABN AMRO Tax Exempt Money Market Fund	0.35% of the Fund’s average daily net assets
ABN AMRO Treasury Money Market Fund	0.35% of the Fund’s average daily net assets
ABN AMRO Money Market Fund	0.35% of the Fund’s average daily net assets